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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):            JUNE 23, 2005
                                                             -------------

                       INKINE PHARMACEUTICAL COMPANY, INC.
               (Exact name of registrant specified in its charter)
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
           NEW YORK                          000-24972                         13-3754005
--------------------------------     ------------------------     ------------------------------------
(State or other jurisdiction of      (Commission File Number)     (I.R.S. Employer Identification No.)
        incorporation)


       1787 SENTRY PARKWAY WEST, BUILDING 18, SUITE 440
                   BLUE BELL, PENNSYLVANIA                                            19422
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           (Address of principal executive offices)                                (Zip Code)
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Registrant's telephone, including area code:      (215) 283-6850
                                                  --------------
                                 NOT APPLICABLE.
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         (Former name and former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 23, 2005, InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with Salix Pharmaceuticals, Ltd., a Delaware corporation ("Salix"), and Metal Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Salix ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Salix. In connection with its entry into the Merger Agreement, the Company adopted and approved on June 23, 2005 the following compensatory plans and arrangement (the material terms of which are described below): (i) the InKine Pharmaceutical Company, Inc. Retention Bonus Plan (the "Retention Bonus Plan"), (ii) the InKine Pharmaceutical Company, Inc. Severance Pay Plan (the "Severance Pay Plan") and (iii) the payment of management incentive bonuses to certain executive employees identified below.

MERGER AGREEMENT

         At the effective time and as a result of the Merger, each share of the Company's common stock, par value $0.0001 per share, issued and outstanding immediately prior to the effective time will be converted into the right to receive a number of shares of common stock, $0.001 par value per share, of Salix based on an exchange ratio. This exchange ratio will equal $3.55 divided by the average (rounded to the nearest cent) of the per share closing prices of Salix common stock as reported by NASDAQ during the 40 trading days ending two days prior to the closing of the transaction; however, if this average is greater than $20.44, then the exchange ratio will be 0.1737, and if this average is less than $16.00, then the exchange ratio will be 0.2219. Cash will be paid for fractional shares.

         At the effective time of the Merger, Salix has committed to increase the size of the Salix board of directors from five to six members and to appoint to the newly created vacancy as selected by the Salix board one of the independent members of the Company's board of directors.

         The Company and Salix have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (i) the operation of their respective businesses in the usual and ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) the preservation of their respective business organizations, maintenance of their respective rights and franchises, retention of services by their respective officers and employees, maintenance of their respective relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them and maintenance of their respective properties and assets in good repair and condition, (iii) refraining from engaging in certain kinds of transactions during such period, (iv) in the case of the Company, causing a meeting of the Company's shareholders to be held by the Company to approve the adoption of the Merger Agreement and approval of the Merger, and (v) in the case of Salix, causing a meeting of the Salix's stockholders to be held by Salix to approve the issuance of the shares of Salix common stock contemplated by the Merger Agreement to be issued in the Merger. In addition, the Company has made certain additional customary covenants, including, among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerns or provide confidential information in connection with any proposals for alternative business combination transactions.
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         Consummation of the Merger is subject to customary conditions, including (i) approval by the Company's shareholders of adoption of the Merger Agreement and approval of the Merger and approval by Salix's stockholders of the issuance of Salix common shares in the Merger, (ii) approval by the Securities and Exchange Commission of the registration statement (including the Company's and Salix's joint merger proxy) relating to the Salix common shares to be issued in the Merger, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period. In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants and (iii) the delivery of customary opinions from counsel to the Company and counsel to Salix that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

         The Merger Agreement contains certain termination rights for both Salix and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other a termination fee of $5,500,000, plus documented out-of-pocket expenses.

         The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

RETENTION BONUS PLAN

         The Retention Bonus Plan is designed to provide retention bonuses to certain Company employees who are designated as eligible to participate in the Retention Bonus Plan by the Compensation Committee of the Company's Board of Directors. The Retention Bonus Plan is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference.

         Each participant in the Retention Bonus Plan who remains employed and continues to perform substantial services for the Company through the 90-day period following the consummation of a change of control or who is involuntarily terminated other than for cause prior to the expiration of the 90-day period following the consummation of a change of control will receive a retention bonus under the Retention Bonus Plan. The retention bonus will be paid in a lump sum in cash within 15 days after the expiration of the 90-day period following the consummation of a change of control; but in any event not later than December 31 of the calendar year in which the retention bonus is earned.
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         The Retention Bonus Plan affects eighteen employees and the maximum aggregate amount of retention bonuses payable under the Retention Bonus Plan is $961,500.00, including the payments to executive officers of the Company in the following amounts: Leonard S. Jacob, M.D., Ph.D, $340,000, Robert F. Apple, $170,000, Martin Rose, M.D., J.D., $100,000 and John M. Cullen, $25,000.

SEVERANCE PAY PLAN

         The Severance Pay Plan is designed to provide payments on a discretionary basis to certain employees of the Company whose employment is terminated as a result of a change of control. The Severance Pay Plan is filed as Exhibit 10.2 hereto, and is incorporated into this Item 1.01 by reference.

         Participation in the Severance Pay Plan is limited to all regular, active, full-time employees of the Company, other than employees party to any written agreement or offer letter providing cash severance benefits for any termination of employment covered by the Severance Pay Plan, temporary employees, any employee characterized by the Company as an independent contractor, and any other individual who is not treated by the Company as an employee for purposes of withholding federal income taxes regardless of any contrary Internal Revenue Service, governmental or judicial determination relating to such employment status or tax withholding.

         Under the terms of the Severance Pay Plan, if an eligible employee experiences an involuntary termination other than for cause on or within the one-year period following a change of control or as a result of such employee's rejection of an offer of continued employment with the Company or a successor company if such employment is not a comparable job, as defined under the Severance Pay Plan, an eligible employee may receive severance pay under the Severance Pay Plan. To be eligible for severance pay under the Severance Pay Plan, an eligible employee must remain employed for the 90-day period following the consummation of a change of control; provided that if the Company has entered into a definitive agreement with an unrelated third party, which if consummated, would result in a change of control, and an eligible employee is terminated other than for cause prior to the date the change of control is consummated, the eligible employee will be eligible for benefits under the Severance Pay Plan.

         In general, if an eligible employee's official title is below "manager" as of the employee's employment termination date, the employee will receive severance pay equal to twelve (12) weeks of the employee's weekly base pay. If an eligible employee's official title is "manager" or above as of the employee's employment termination date, the employee will receive sixteen (16) weeks of the employee's weekly base pay. In addition, if an eligible employee has completed five (5) or more years of service with the Company as of the employee's employment termination date, the employee shall receive severance pay equal to four (4) weeks of the employee's weekly base pay in addition to the severance pay to which the employee is entitled based upon the employee's official title. The maximum aggregate amount of severance that would currently be payable under the Severance Pay Plan is approximately $1,030,000.
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         The receipt of severance pay under the Severance Pay Plan is conditioned on a written release by the employee of all claims against the Company. If an employee does not sign or revokes the release, the employee will not be entitled to any benefits under the Severance Pay Plan. Severance payments will be made in a single lump sum after the expiration of the revocation period for the release.

MANAGEMENT INCENTIVE BONUSES

         The management incentive bonuses will be paid to each designated executive if he remains employed through the 90-day period following the effective time of the Merger, or, if applicable, he is terminated prior to the expiration of the 90-day period following the effective time of the Merger other than on account (i) of the executive's termination for cause (as defined in his existing employment agreement with the Company) or (ii) the executive's voluntary resignation. If the applicable requirements are satisfied, the management incentive bonus will be paid in a lump sum in cash as soon as reasonably practicable following the expiration of the 90-day period following the effective time of the Merger. The management incentive bonuses are as follows: Leonard S. Jacob, M.D., Ph.D, $181,500, Robert F. Apple, $93,555, John
M. Cullen, $44,550, and Jeffrey Arcara, $34,650.



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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger by and among InKine Pharmaceutical Company, Inc., Salix Pharmaceuticals, Ltd. and Metal Acquisition Corp., dated as of June 23, 2005.

         10.1     InKine Pharmaceutical Company, Inc. Retention Bonus Plan

         10.2     InKine Pharmaceutical Company, Inc. Severance Pay Plan

         10.3     Description of Management Incentive Bonuses


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INKINE PHARMACEUTICAL COMPANY, INC.


Date:      June 29, 2005                By:     ROBERT F. APPLE
                                        ----------------------------------
                                        Name:    Robert F. Apple
                                        Title:   Chief Operating and
                                                 Financial Officer



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                                  Exhibit Index

Exhibit No.                             Description
-----------                             -----------

   2.1 Agreement and Plan of Merger by and among InKine Pharmaceutical Company, Inc., Salix Pharmaceuticals, Ltd. and Metal Acquisition Corp., dated as of June 23, 2005.

   10.1           InKine Pharmaceutical Company, Inc. Retention Bonus Plan

   10.2           InKine Pharmaceutical Company, Inc. Severance Pay Plan

   10.3           Description of Management Incentive Bonuses